Exhibit 107

Calculation of Filing Fee Tables

S-3ASR

(Form Type)

Chart Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	(1)	(2)	(2)	(2)	(1)	(1)

	Equity	Preferred Stock	(1)	(2)	(2)	(2)	(1)	(1)

	Other	Depositary Shares	(1)	(2)	(2)	(2)	(1)	(1)

	Debt	Debt Securities	(1)	(2)	(2)	(2)	(1)	(1)

	Other	Warrants to purchase Debt Securities, Common Stock or Preferred Stock	(1)	(2)	(2)	(2)	(1)	(1)

	Other	Subscription Rights	(1)	(2)	(2)	(2)	(1)	(1)

	Other	Stock Purchase Contracts	(1)	(2)	(2)	(2)	(1)	(1)

	Other	Stock Purchase Units	(1)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid						—		—

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					—		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							(1)

(1)

In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the Registrant hereby defers payment of the registration fee required in connection with this Registration Statement. Accordingly, no filing fee is paid herewith.

(2)

An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or that are represented by depositary shares. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities